Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1/A of FPB Bancorp, Inc. (the “Company”), of our report appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA

Tampa, Florida

November 15, 2010